Exhibit 99(d)(iv)

H&Q LIFE SCIENCES INVESTORS

RIGHTS OFFERING

BENEFICIAL OWNER CERTIFICATION

The undersigned, a bank, broker or other nominee of Rights to purchase shares of beneficial interest (“Shares”) of H&Q Life Sciences Investors (“Trust”) pursuant to the rights offering (“Offer”) described and provided for in the Trust’s Prospectus, dated        , 2006 (“Prospectus”), hereby certifies to the Trust and to Computershare Shareholder Services, Inc., as Subscription Agent for the Offer, that for each separate line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line:

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I	II	III
	NUMBER OF RIGHTS	NUMBER OF SHARES REQUESTED
NUMBER OF RECORD DATE	EXERCISED PURSUANT TO THE	PURSUANT TO
SHARES OWNED	PRIMARY SUBSCRIPTION	OVER-SUBSCRIPTION PRIVILEGE

Total =	Total =	Total =

By:		Number of Nominee Holder
Name:
Title:

Dated:                                    , 2006

Provide the following information if applicable.

DTC Participant Number	Name of Broker:

DTC Primary Subscription
Confirmation Number	Address:

Phone:

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